EXHIBIT (a)(1)(B)
GENELINK, INC.

OFFER TO EXERCISE

NOTICE OF ELECTION
     This Notice of Election (the “Election Form”) relates to the offer to exercise (the “Offer”) by GeneLink, Inc., a Pennsylvania corporation (“GeneLink”, “we”, “our” or “us”), described in the Offer to Exercise, dated May 14, 2008 (the “Memorandum”), distributed to all holders of currently outstanding warrants (the “Existing Warrants”) of GeneLink other than those options and warrants issued to executive officers and directors of the Company in June 2007 and September 2007.
     To participate in the Offer and exercise your Existing Warrants as described in the Memorandum, you must send to GeneLink at 317 Wekiva Spring Road #200, Longwood, FL 32779, Attention: Investor Relations, the following:
     (a) a properly completed, signed and dated copy of this Election Form with the appropriate acknowledgement section completed pursuant to the Instructions accompanying this Election Form;
     (b) your original executed Warrant(s) (if you cannot find your Existing Warrants, you can complete and sign and have notarized an affidavit of lost warrant certificate that we can provide for you); and
     (c) an amount equal to the number of Warrant(s) being exercised multiplied by the Exercise Price payable by check drawn in a U.S. bank in immediately available funds payable to “GeneLink, Inc.” No “cashless exercises” will be permitted. Alternatively, payment may be made by wire transfer to:
Mellon Bank
Pittsburgh, PA
ABA# 043000261
Sub Acct: 101-1730
Sub Acct name: Merrill Lynch
Further Credit: GeneLink, Inc.
     Branch Acct: 878-07A30
     FBO: [WARRANT HOLDER’S NAME]
PLEASE NOTE THAT IF YOU DECIDE TO MAKE PAYMENT BY WIRE TRANSFER, YOU MUST INCLUDE YOUR FULL NAME AS IT APPEARS ON THE WARRANT CERTIFICATES REPRESENTING BY EXISTING WARRANTS.
     Your Election Form, your original Warrant(s) and payment must be received no later than 5:00 pm, Eastern Time, on June 12, 2008, which is the date our Offer will expire, unless extended or earlier terminated by us. Please note that facsimiles of this Election Form will not be accepted.
     If GeneLink receives one or more Election Forms and one or more Withdrawal Forms signed by you, GeneLink will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.
     Questions may be directed to GeneLink, Inc., 317 Wekiva Spring Road, #200, Longwood, FL 32779, Attention: Investor Relations, Telephone (800) 558-4363, x-707.

ACKNOWLEDGEMENT AND SIGNATURE TO EXERCISE YOUR WARRANTS
     By properly completing, signing and dating this Election Form and delivering it to GeneLink pursuant to the Instructions accompanying this Election Form and as set forth in the Memorandum, I voluntarily participate in and agree to all of the terms of the Offer, as described in the Memorandum. I further make the investment representations described below.
     Investment Representations. I am an “accredited investor”, as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), am experienced in investments and business matters, have made investments of a speculative nature and have purchased securities of United States publicly-owned companies in private placements in the past and, with my representatives, have such knowledge and experience in financial, tax and other business matters as to enable me to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. I have the authority and am duly and legally qualified to purchase and own the shares of Common Stock to be received upon exercise of the Existing Warrants. I am able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. I am purchasing the Common Stock as principal for my own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. I understand and agree that the shares of Common Stock have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of my representations and warranties contained herein), and I will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the shares of Common Stock except pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available. I will comply with all applicable rules and regulations in connection with the sales of shares of Common Stock, including laws relating to short sales.

     IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Warrant(s) tendered by the undersigned (check all that apply).
     I own of record the following Warrants:

Number of		Original
Existing		Exercise	Revised
Warrants	Issue Date	Price	Exercise Price

☐	I wish to exercise the above Warrants at the Revised Exercise Prices set forth above for a total payment due from me of $ .

Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number

Email Address

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